                                                                    Exhibit 99.1

OfficeMax, Inc.                     Headquarters:  3605 Warrensville Center Rd.,
                                    Shaker Heights, OH  44122-5203
                                    Mailing Address:
                                    P.O. Box 228070, Cleveland, OH  44122-8070

NEWS RELEASE
                              FOR IMMEDIATE RELEASE

                                For investor inquiries:    For media inquiries:
                                Michael Weisbarth          Steve Baisden
                                Senior Vice President,     Manager, Investor &
                                Treasurer                  Public Relations
                                (216) 471-6698             (216) 471-3441
                                investor@officemax.com
                                ----------------------

OFFICEMAX REPORTS SECOND QUARTER OPERATING RESULTS WITH DOMESTIC SAME-STORE SALES UP FIVE PERCENT

SEASONAL BORROWING DOWN $96 MILLION, OR 74 PERCENT, FROM LAST YEAR'S LEVEL

COMPANY REDUCES TYPICAL SECOND QUARTER SEASONAL LOSS BY 20 PERCENT THIS YEAR, VERSUS 2Q LAST YEAR, MEETS ANALYSTS' CONSENSUS ESTIMATE

CLEVELAND - Aug. 12, 2003 - OfficeMax, Inc. (NYSE: OMX) today reported operating results for its second quarter ended July 26, 2003, with domestic comparable-store sales increasing five percent fueled by year-over-year increases in both same-store customer transactions and average amount per transaction. Sales including the Company's Mexico and domestic operations in the second quarter increased four percent, on both a consolidated and same-store basis, to $1.05 billion compared to $1.01 billion last year. Comparable-store sales for OfficeMax's Mexico segment declined 20 percent as a result of year-over-year devaluation in the Mexican peso against the U.S. dollar and sales declines of larger ticket items, such as computers.

Michael Feuer, OfficeMax's chairman and chief executive officer, said, "The increase in our domestic same-store sales is on top of our industry leading comparable-store sales increase of over three percent in the like quarter last year. In addition, the Company's sales trend takes on added significance in light of a temporary sales disruption associated with the 121 store remodels completed during the recent quarter. Our second quarter summer months are traditionally the slowest of the year, as customers turn to more outdoor activities and spend less time in the office and, as a result, buy and use fewer office products. We used this slower period to complete projects, such as store remodels, and prepare our stores for the upcoming Back-to-School, Holiday and January Back-to-Business selling seasons."

OfficeMax also reported it reduced its second quarter seasonal borrowings 74 percent to $34 million from last year's level of $130 million, with total inventory of $943 million down slightly from $949 million at the end of the same period last year.

On a Generally Accepted Accounting Principles (GAAP) basis, which excludes a net tax effect, OfficeMax said it posted a 20 percent reduction in its second quarter net loss to $26.7 million, or 21 cents per share, compared to a net loss of $33.4 million, or 27 cents per share, for its second quarter last year.

The Company stated that its results do not reflect a normalized tax provision or benefit because of the required accounting treatment for its deferred tax assets and related valuation allowance. Assuming an estimated tax rate of approximately 40 percent, which is how Wall Street analysts typically evaluate the Company's year-over-year performance, OfficeMax said it would have reduced its net loss to $16.2 million, or 13 cents per share, which was in line with Wall Street analysts' consensus expectation. The Company said these results include a one cent per share, after-tax impact as a result of its required adoption of the Financial Accounting Standards Board's Emerging Issues Task Force (EITF) Issue 02-16 which deals with the accounting for cash consideration received from vendors. These results represent an improvement over last year's second quarter net loss which, assuming the same tax rate, was $20.2 million, or $0.16 per share.

ACCELERATED STORE REMODEL PROGRAM ON TRACK WITH 205 STORES COMPLETE
As previously announced, OfficeMax said it would accelerate this year's scheduled 250-store remodel program. In the second quarter, the Company remodeled 121 stores, bringing the total number of stores completed year-to-date to 205. Although the Company incurred increased expenses in the second quarter because of the larger number of remodels, the benefits are expected to be realized during the higher volume second half. The remodeled stores utilize many or all of the features of the Company's

                                    - more -

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PAGE 2 OF 6
OFFICEMAX, INC.
2Q03 OPERATING RESULTS
AUG. 12, 2003

newest prototype format, including reduced shelf heights, enhanced navigational signage and increased visibility of the CopyMax print-for-pay area, each of which helps make shopping easier and more efficient for the customer. Mr. Feuer said, "The remaining 45 stores in the 250-store remodel program will be completed before the Holiday selling season begins."

FIRST HALF CONSOLIDATED RESULTS
Consolidated sales for the first half increased four percent to $2.27 billion, from $2.18 billion for the same period in fiscal 2002. On a GAAP basis, OfficeMax reported a net loss of $16.9 million, or $0.14 per share, without the same tax benefit recorded last year, compared to net income of $30.2 million last year, or 24 cents per share. OfficeMax said its first half results include a reduction of nearly two cents per share related to the adoption of EITF 02-16. In addition, last year's results exclude a tax provision and include a $57.5 million, or 46 cents per share, benefit from a cash tax refund in the first quarter of fiscal 2002. The Company said excluding the cash tax refund from the first half of fiscal 2002, and assuming an estimated tax rate of approximately 40 percent for both fiscal years, OfficeMax would have reported an improvement of 38 percent in the first half of fiscal 2003 with a loss of $10.2 million, or eight cents per share. This would compare to a net loss of $16.5 million, or 13 cents per share, for the first six months in the prior year.

UPDATE ON BUSINESS COMBINATION WITH BOISE CASCADE CORPORATION
Mr. Feuer said OfficeMax's previously announced business combination with Boise Cascade Corporation (NYSE: BCC) is proceeding as expected with both companies filing joint and other related documents with the Securities and Exchange Commission and other regulatory agencies. The business combination is subject to customary approvals under antitrust laws and by the shareholders of both OfficeMax and Boise. The companies expect the transaction to be completed in the fourth quarter.


ABOUT OFFICEMAX
OfficeMax serves its customers through nearly 1,000 superstores, e-commerce Web sites and direct-mail catalogs. The Company has operations in the United States, Canada, Puerto Rico, the U.S. Virgin Islands and Mexico. In addition to offering office products, business machines and related items, OfficeMax superstores feature CopyMax and FurnitureMax, store-within-a-store modules devoted exclusively to "print-for-pay" services and office furniture. The Company also reaches customers in the United States with an offering of over 40,000 items through its award winning e-commerce site, OfficeMax.com, its direct-mail catalogs and its outside sales force, all of which are serviced by its three PowerMax distribution facilities, 17 delivery centers and two national customer call and contact centers.

Note: Statements in this news release, other than those concerning historical information (including information incorporated by reference), contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Any information in this news release that is not historical information is a forward-looking statement which may be identified by the use of language such as "may," "will," "should," "expects," "plans," "anticipates," "estimates," "believes," "thinks," "continues," "indicates," "outlook," "looks," "goals," "initiatives," "projects," or similar expressions. These statements are likely to address the Company's growth strategy, future financial performance (including sales, gross margin and earnings), strategic initiatives (including the Company's proposed combination with Boise Cascade Corporation), marketing and expansion plans, and the impact of operating initiatives. The forward-looking statements, which speak only as of the date the statement was made, are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those stated, projected or implied in the forward-looking statements. These risks and uncertainties include those described in Exhibit 99.1 of the Company's Annual Report on Form 10-K for the fiscal year ended January 25, 2003, and in other reports and exhibits to those reports filed with the Securities and Exchange Commission. You are strongly urged to review such filings for a more detailed discussion of such risks and uncertainties. The Company's filings with the Securities and Exchange Commission are available at no charge at www.sec.gov and www.freeEDGAR.com, as well as on a number of other web sites including OfficeMax.com, under the investor information section. These risks and uncertainties also include the following: risks associated with general economic conditions (including the effects of the continuing hostilities in Iraq and Afghanistan, additional terrorist attacks and hostilities, decline in the stock market, currency devaluation, slower than anticipated economic recovery and declining employment rate or other changes in our customers' business environments, including an increase in bankruptcy filings); increasing competition that includes office supply superstores, wholesale clubs, contract stationers, computer and electronics superstore retailers, Internet merchandisers and mass merchandisers, as well as grocery and drug store chains; the result of continuing FAS 142 assessments; the impact of the adoption of EITF 02-16 and FIN 46 along with other new accounting pronouncements; and the risk that the Company's proposed combination with Boise Cascade Corporation is not consummated due to the failure to obtain required regulatory and shareholder approvals. The foregoing list of important factors is not exclusive. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

                                      # # #

(Financial tables follow)

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PAGE 3 OF 3
OFFICEMAX, INC.
2Q03 OPERATING RESULTS
AUG. 12, 2003


                                 OFFICEMAX, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In thousands, except per share data)


                                                                  13 WEEKS ENDED                        26 WEEKS ENDED
                                                           -----------------------------       -----------------------------
                                                                    (Unaudited)                           (Unaudited)
                                                             JULY 26,          July 27,          JULY 26,          July 27,
                                                               2003              2002              2003              2002
                                                           -----------       -----------       -----------       -----------
Sales ...............................................      $ 1,046,056       $ 1,006,271       $ 2,272,516       $ 2,184,423
Cost of merchandise sold, including
   buying and occupancy costs .......................          785,620           759,288         1,703,625         1,638,112
                                                           -----------       -----------       -----------       -----------
Gross profit ........................................          260,436           246,983           568,891           546,311
Store operating and selling expenses ................          253,947           243,087           518,350           500,300
General and administrative expenses .................           31,945            35,169            65,148            69,182
                                                           -----------       -----------       -----------       -----------
Total operating expenses ............................          285,892           278,256           583,498           569,482
Operating loss ......................................          (25,456)          (31,273)          (14,607)          (23,171)
Interest expense and other, net .....................              946             2,125             1,415             3,466
                                                           -----------       -----------       -----------       -----------
Loss before income taxes
   and minority interest ............................          (26,402)          (33,398)          (16,022)          (26,637)
Income tax benefit ..................................             --                --                --             (57,500)
Minority interest ...................................              304               (36)              901               707
                                                           -----------       -----------       -----------       -----------
Net income (loss) ...................................      $   (26,706)      $   (33,362)      $   (16,923)      $    30,156
                                                           ===========       ===========       ===========       ===========

Earnings (loss) per common share data:
     Basic ..........................................      $     (0.21)      $     (0.27)      $     (0.14)      $      0.24
     Diluted ........................................      $     (0.21)      $     (0.27)      $     (0.14)      $      0.24
                                                           ===========       ===========       ===========       ===========

Weighted average number of common shares outstanding:
     Basic ..........................................          124,313           123,920           124,274           123,578
     Diluted ........................................          124,313           123,920           124,274           124,885
                                                           ===========       ===========       ===========       ===========

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PAGE 4 OF 6
OFFICEMAX, INC.
2Q03 OPERATING RESULTS
AUG. 12, 2003

                                 OFFICEMAX, INC.
                              BUSINESS SEGMENT DATA
                      (In thousands, except per share data)

                                                                 13 WEEKS ENDED                     26 WEEKS ENDED
                                                        -----------------------------       -----------------------------
                                                                  (Unaudited)                        (Unaudited)
                                                          JULY 26,          July 27,          JULY 26,          July 27,
                                                           2003              2002              2003              2002
                                                        -----------       -----------       -----------       -----------
DOMESTIC BUSINESS SEGMENT
Sales ............................................      $ 1,015,635       $   970,303       $ 2,207,759       $ 2,110,191
Cost of merchandise sold, including
   buying and occupancy costs ....................          763,623           730,924         1,655,757         1,580,606
                                                        -----------       -----------       -----------       -----------
Gross profit .....................................          252,012           239,379           552,002           529,585
Operating loss ...................................          (25,852)          (31,063)          (15,877)          (24,305)
Net income (loss) ................................      $   (27,023)      $   (33,323)      $   (17,862)      $    29,421
                                                        ===========       ===========       ===========       ===========

INTERNATIONAL BUSINESS SEGMENT
Sales ............................................      $    30,421       $    35,968       $    64,757       $    74,232
Cost of merchandise sold, including
   buying and occupancy costs ....................           21,997            28,364            47,868            57,506
                                                        -----------       -----------       -----------       -----------
Gross profit .....................................            8,424             7,604            16,889            16,726
Operating income (loss) ..........................              396              (210)            1,270             1,134
Net income (loss) ................................      $       317       $       (39)      $       939       $       735
                                                        ===========       ===========       ===========       ===========

EARNINGS (LOSS) PER SHARE ON A DILUTED BASIS WERE:

   Domestic Business Segment .....................      $     (0.21)      $     (0.27)      $     (0.15)      $      0.23

   International Business Segment ................      $      0.00       $      0.00       $      0.01       $      0.01

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PAGE 5 OF 6
OFFICEMAX, INC.
2Q03 OPERATING RESULTS
AUG. 12, 2003


                                 OFFICEMAX, INC.
                           CONSOLIDATED BALANCE SHEETS
                                 (In thousands)

                                                            JULY 26,          JAN. 25,
                                                              2003              2003
                                                          -----------       -----------
ASSETS                                                    (Unaudited)
Current assets:
    Cash and equivalents ...........................      $    53,747       $   137,143
    Accounts receivable, net of allowances
       of $1,030 and $1,073, respectively ..........           95,167            90,339
    Merchandise inventories ........................          943,417           927,679
    Other current assets ...........................           31,095            27,585
                                                          -----------       -----------
    Total current assets ...........................        1,123,426         1,182,746

Property and equipment:
    Buildings and land .............................           36,259            36,133
    Leasehold improvements .........................          199,068           183,547
    Furniture, fixtures and equipment ..............          660,153           645,466
                                                          -----------       -----------
    Total property and equipment ...................          895,480           865,146
    Less: Accumulated depreciation .................         (608,591)         (567,709)
                                                          -----------       -----------
      Property and equipment, net ..................          286,889           297,437

Other assets and deferred charges ..................           15,686            14,763
Goodwill, net of accumulated amortization of $89,757          290,495           290,495
                                                          -----------       -----------
                                                          $ 1,716,496       $ 1,785,441
                                                          ===========       ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
    Accounts payable - trade .......................      $   415,306       $   437,884
    Accrued expenses and other liabilities .........          200,478           227,022
    Accrued salaries and related expenses ..........           43,994            60,190
    Taxes other than income taxes ..................           80,565            79,781
    Revolving credit facility ......................           34,000              --
    Redeemable preferred shares - Series B .........             --              21,750
    Mortgage loan, current portion .................              132               128
                                                          -----------       -----------
    Total current liabilities ......................          774,475           826,755
Mortgage loan ......................................            1,318             1,390
Other long-term liabilities ........................          154,806           157,587
                                                          -----------       -----------
    Total liabilities ..............................          930,599           985,732
                                                          ===========       ===========

Minority interest ..................................           20,089            19,264

Shareholders' equity:
    Common shares ..................................          885,662           887,556
    Deferred stock compensation ....................             (245)             (153)
    Cumulative translation adjustment ..............           (2,550)           (2,457)
    Retained deficit ...............................          (30,788)          (13,865)
    Less: Treasury stock at cost ...................          (86,271)          (90,636)
                                                          -----------       -----------
    Total shareholders' equity .....................          765,808           780,445
                                                          -----------       -----------
                                                          $ 1,716,496       $ 1,785,441
                                                          ===========       ===========

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PAGE 6 OF 6
OFFICEMAX, INC.
2Q03 OPERATING RESULTS
AUG. 12, 2003

OfficeMax's accompanying news release includes non-GAAP earnings per share results for the Company's second quarter and 26-weeks ended July 26, 2003 and the comparative periods from fiscal 2002. For the second quarter and 26-weeks, the results include the effect of a normalized tax provision excluding a change in the Company's valuation allowance for deferred tax assets. This information is included to provide operating results on a more comparable basis to OfficeMax's historical operating results, its industry peers and estimates projected by securities analysts. Below is a reconciliation of the Company's GAAP earnings per share results to the non-GAAP measures presented in the release:

(In thousands, except per share data)                13 Weeks Ended                                    26 Weeks Ended
----------------------------------- --------------------------------------------     ----------------------------------------------
                                      (Unaudited)             (Unaudited)             (Unaudited)             (Unaudited)
                                     July 26, 2003    EPS    July 27, 2002   EPS     July 26, 2003    EPS    July 27, 2002    EPS
                                     -------------    ---    -------------   ---     -------------    ---    -------------    ---
GAAP net income (loss)                 $(26,706)    $(0.21)    $(33,362)   $(0.27)     $(16,923)    $(0.14)      $ 30,156   $ 0.24

Income tax benefit                            -          -            -         -             -          -        (57,500)   (0.46)
Estimated tax benefit                  $ 10,549     $ 0.08       13,178      0.11         6,685     $ 0.06         10,801     0.09

                                     ---------------------   --------------------    ---------------------   ---------------------
Non-GAAP net loss                      $(16,157)    $(0.13)    $(20,184)   $(0.16)     $(10,238)    $(0.08)      $(16,543)  $(0.13)
                                     =====================   ====================    =====================   =====================

Weighted average number of
     common shares outstanding          124,313                  123,920                124,274                   124,885